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EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-14891, 333-66377, and 333-66379 of QMS, Inc. and subsidiaries on Form S-8 of our report dated November 17, 1998 appearing in the Annual Report on Form 10-K of QMS, Inc. and subsidiaries for the fiscal year ended October 2, 1998.



DELOITTE & TOUCHE LLP

Birmingham, Alabama
December 14, 1998